Sub-Item 77I:  Terms of New or Amended Securities

On June 8, 2017, the Trustees of Driehaus Mutual Funds (the "Trust") established and designated two classes of shares of the Driehaus Emerging Markets Growth Fund and Driehaus Small Cap Growth Fund:
Investor Class and Institutional Class. A copy of the Written Instrument Establishing and Designating Classes is incorporated herein by reference to Exhibit (a)(xiii) of Post-Effective Amendment No. 122 to Registrant's Registration Statement on Form N-1A filed with the SEC on July 14, 2017.